Exhibit 10.2

CONFIDENTIAL AND WITHOUT PREJUDICE
FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO FED. R. OF EVIDENCE. 408

MEMORANDUM OF UNDERSTANDING AMONG PLAINTIFFS AND
DEFENDANTS IN IN RE INFOSONICS CORPORATION DERIVATIVE
LITIGATION, Lead Case No. 06-CV-1336 JLS (WMc)

This Memorandum of Understanding (“MOU”) contains the material terms of a settlement (the “Settlement”) and release and dismissal, with prejudice, of any and all claims that were asserted, or could have been asserted, in or relating to In re InfoSonics Derivative Litigation, Case No. 06-CV-1336 JLS (WMc) of Caridad Miller and Jason Haggerty (“Co-Lead Plaintiffs”) and Plaintiff Peter Cunningham (collectively, “Plaintiffs”), individually and derivatively on behalf of InfoSonics Corporation (“InfoSonics” or the “Company”), against Nominal Defendant InfoSonics and defendants Joseph Ram, Jeffrey A. Klausner, Joseph C. Murgo, Robert S. Picow, Kirk A. Waldron, Randall P. Marx and Abraham G. Rosler (the “Individual Defendants”) (collectively, with Nominal Defendant InfoSonics, referred to as “Defendants”) in the above -referenced action (the “Action”) pending in the United States District Court for the Southern District of California (the “Court”).

Plaintiffs and Defendants (collectively the “Parties”) contemplate that this MOU will be superceded by a more detailed “Stipulation of Settlement” incorporating the terms and conditions set forth herein and other customary terms and conditions as agreed upon by counsel for the Parties. Among other terms and conditions below, the Settlement is subject to execution of a Stipulation of Settlement, court approval of the Stipulation of Settlement following a noticed hearing, and dismissal with prejudice of the Action.

1.  InfoSonics will agree to implement the following corporate governance changes and maintain them in effect for at least five (5) years from entry of a court order approving the Stipulation of Settlement, which has become final, except to the extent advisable or necessary to address changes in applicable state laws, federal laws, and self-regulatory organization (“SRO”) rules (such as NASDAQ):

a. The Company’s outside counsel shall be involved in all grants of stock options and be primarily responsible for the record keeping, resolutions, and minutes with respect to stock option grants.

b. The Company will change audit partners no less frequently than every five years.

c. Each director of the Company will be encouraged to attend in person or telephonically at least 80% of all Board and committee meetings.

d. The Audit Committee may hire independent consultants who report directly to the Audit Committee at the Company’s expense as the Audit Committee deems appropriate in its sole judgment.

e. The Company will ask its outside auditor to identify the stock option granting process as a “high risk” audit item and ask the outside auditor to conduct its audit accordingly.

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CONFIDENTIAL AND WITHOUT PREJUDICE
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f. The Audit Committee shall meet with the Company’s outside auditor at least annually to discuss the Company’s accounting for stock-based compensation.

g. The Company will request its Chief Executive Officer (“CEO”) to increase the amount of time he spends meeting with the Company’s outside auditor as part of the year-end audit process.

h. The Company’s CEO will acknowledge, to the extent required by the current certifications in the Company’s Form 10-Qs and 10-Ks, responsibility for the Company’s accounting controls.

i. The Company shall revise its corporate governance principles, by-laws and/or articles of incorporation to the extent necessary to require that a majority of the members of the Board be independent. An “independent” director shall be defined by the SEC rules and/or the NASDAQ rules. Essentially, an independent director is one who:

(1) is not, and in the past five years has not been, employed by the Company or any of its subsidiaries or affiliates;

(2) does not receive, and in the past five years has not received, any remuneration as an advisor, consultant, or legal counsel to the Company or any of its subsidiaries, affiliates, executive officers, or directors;

(3) does not have, and in the past five years has not had, any contract or agreement with the Company or any of its subsidiaries or affiliates pursuant to which the director performed or agreed to perform any personal services for the Company;

(4) does not have, and in the past five years has not had, any relationship or engaged in any transaction with the Company or any of its subsidiaries or affiliates other than his or her service as a director;

(5) is not, and in the past five years has not been, affiliated with or employed by any present or former independent auditor of the Company or any of its subsidiaries or affiliates;

(6) is not, and in the past five years has not been, a director or executive officer of any Company for, which any executive officer of the Company serves as a director; and

(7)  is not a member of the immediate family of a person who is not independent pursuant to subsections (1) to (7) above.

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SUBJECT TO FED. R. OF EVIDENCE. 408

j. The Company’s Board shall establish a policy which requires the independent directors to meet in an executive session at least four times a year or at each formal, in-person meeting of the full Board, and require that the Board report to shareholders the number of such meeting held each year.

k. The Company shall revise its corporate governance policy to require that an independent director sit on no more than three additional public company boards, and that the CEO of the Company and the Chairman of the Board each sit on no more than one other such board.

l. Any Company stock option or other similar plan shall provide an objective, measurable and fair mechanism for pricing stock options.

m. All future Company stock option or other similar plan (“Stock Option Plan”) shall clearly define the exercise price, the grant date and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period). Subject to section 14 (b) below, in no event shall the exercise price or value of an award be determined by reference to the fair market value of the Infosonics stock on a day other than the grant date of the award. The fair market value of Infosonics stock on a grant date shall be the closing price for a share of common stock on such day as reported on the NASDAQ.

n. Company Stock Option Plans shall provide:

(1) The exercise price for each option grant shall be at least 100 percent of the closing market price on the date of grant; and

(2) If the option grant is held close to an earnings release, the pricing of the grant shall be the closing price on the third trading day following the earnings release.

o. Company Stock Option Plans shall comply with legal, professional and ethical requirements for proper disclosure and proper accounting and shall provide appropriate documentation for proper disclosure and accounting.

p. The Company shall either instruct its outside counsel to file SEC Forms 3, 4 and 5 for requesting officers and directors in connection with Stock Option Plans, or else the Company’s Stock Option Plan shall identify who is responsible for completing and filing SEC Forms 3, 4 and 5.

q. The Company’s process for granting executive non-cash compensation shall have the same transparency and be consistent with the process and methodology for determining executive cash compensation.

r. The authority to grant stock option awards should be limited to the full Board or to a properly constituted Compensation Committee. If stock option awards are made by the Compensation Committee, no executive officer shall serve as a member of the Compensation Committee.

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s. As a general rule, all grants shall be made at a meeting of the Infosonics Board or a properly constituted Compensation Committee, rather than by unanimous written consent. Corporate counsel shall be requested to attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting.

t. The Compensation Committee may not delegate authority to a sub-committee to grant stock options.

u. The body authorized to grant stock options shall be specified in the Compensation Committee Charter and any current and/or subsequent equity incentive plan, whether subject to stockholder approval or not.

2.   InfoSonics, the Individual Defendants and their Related Parties (defined below) will receive broad releases of all Released Claims (defined below) that were or could have been brought based upon or arising out of the allegations in the Derivative Actions, including any derivative claims relating to settlement of the Action as follows:

a. “Related Parties” means each of a released party’s past, present or future directors, officers, employees, partnerships, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, advisors, banks or investment banks or bankers, analysts, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, executors, administrators, spouses, heirs, related or affiliated entities, any entity in which a party and/or any member of a party’s immediate family has a controlling interest, any members of their immediate families, or any trust of which any party is the settler or which is for the benefit of any party and/or member(s) of his or her family. Defendants and their respective Related Parties are collectively “Released Parties.”

b. “Released Claims” shall collectively mean any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known and Unknown Claims (defined below), accrued claims and not accrued claims, foreseen claims and unforeseen claims, matured claims and not matured claims, that have been or could have been asserted from the beginning of time to the date of the entry of an order of final judgment on the settlement in any forum by InfoSonics, or by any InfoSonics shareholder on behalf of InfoSonics, against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to in the Action, or that arise out of or relate in any way to settlement of the Action including this MOU and any actions or inactions relating thereto.

c. “Unknown Claims” means any claim that the Parties and any other persons and entities whose claims are being released do not know or suspect to exist in their favor at the time of the release which, if known by him, her, might have affected the decision to compromise the claims, or the decision whether to agree, object, or not object to the settlement and release. Upon the effective date of a final settlement, the settling Parties and any other

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CONFIDENTIAL AND WITHOUT PREJUDICE
FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO FED. R. OF EVIDENCE. 408

persons or entities whose claims are being released shall expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits conferred by §1542 of the California Civil Code and by any law of any state or territory of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to §1542 of the California Civil Code. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS, WHICH THE  CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER  FAVOR AT THE TIME OF EXECUTED THE RELEASE, WHICH IF KNOWN  BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER  SETTLEMENT WITH THE DEBTOR

The settling Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of this release, but it is their intention to finally and forever settle and release the claims notwithstanding any Unknown Claims they may have, as that term is defined in this paragraph.

The foregoing does not represent the precise wording of the release, but rather is intended to paraphrase the intent of such a general release. The release of Defendants and their Related Parties shall be part of the Stipulation of Settlement and Final Judgment in this Action.

3.   The Defendants agree not to oppose an application for attorney’s fees by Plaintiffs of up to an aggregate of $350,000.00 (three hundred and fifty thousand dollars), inclusive of all costs and expenses. InfoSonics will pay or cause its insurer AIG (National Union Fire Insurance Co. of Pittsburg, PA) (“AIG”) to pay the attorney’s fees awarded by the Court up to the capped sum of $350,000.00 (three hundred and fifty thousand dollars) (the “Settlement Fee”) within seven (7) business days after judgment in this Action becomes final and after the expiration of any appeals period or after being affirmed on appeal (the “Payment Date”). InfoSonics and the Individual Defendants shall have no obligation to fund any award of fees and costs in excess of the agreed upon cap. The Individual Defendants shall have no obligation to fund any of the Settlement Fee.

4.  Plaintiffs acknowledge that this Settlement is contingent on the settlement of In re InfoSonics Securities Litigation, Case No. 06-CV-1231 JLS (WMc). Plaintiffs agree: (a) to use their best efforts to coordinate with and facilitate the settlement in In Re InfoSonics Securities Litigation; (b) to not unreasonably delay the settlement process in this Action or in In Re InfoSonics Securities Litigation; (c) to have joint court hearings, if possible, for preliminary approval, final approval, and other matters in connection with the settlement of this Action and In Re InfoSonics Securities Litigation; (d) to allow for notice of this Settlement and the In Re InfoSonics Securities Litigation settlement to be provided jointly to InfoSonics’ stockholders, in a notice that will be provided by plaintiffs in In Re InfoSonics Securities Litigation, provided that Plaintiffs herein shall bear no costs of notice, and/or to otherwise allow for notice to InfoSonics’ stockholders via means other than first-class mail (such as via a public SEC filing), again provided that Plaintiffs herein shall bear no costs of notice; and (e) to cooperate with the plaintiffs and defendants in In Re InfoSonics Securities Litigation to facilitate the timely and adequate notice of settlement. As long as this MOU and the Stipulation of Settlement remain in effect, the Parties agree to cooperate and use all reasonable efforts to secure the joint hearings of the dismissal of In re InfoSonics Securities Litigation.

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CONFIDENTIAL AND WITHOUT PREJUDICE
FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO FED. R. OF EVIDENCE. 408

5.  This MOU and the Stipulation of Settlement is conditioned upon final Court approval of the Settlement. Plaintiffs will seek approval of the Stipulation of Settlement upon appropriate notice (at no expense to Plaintiffs herein) as may be approved by the Court. The Parties shall negotiate in good faith and execute a definitive Stipulation of Settlement and such other documentation as may be required to obtain final Court approval of the settlement upon the terms contained herein. The eventual Stipulation of Settlement between the Parties shall explicitly provide that in the event that the Settlement fails to achieve final approval and/or the judgment fails to become final after the expiration of any appeals period or after being affirmed on appeal, or fails for any other reason, the Settlement Fee shall not be due, and if it has otherwise been paid, it shall be refunded to InfoSonics and/or AIG, respectively, to the extent each funded the Settlement Fee, together with interest at the legal rate, no later than twenty (20) business days after the event giving rise to the termination of the Settlement. This provision shall survive any other failure of the Stipulation of Settlement, and may be specifically enforced by the Court.

6.  This MOU and the Stipulation of Settlement is also conditioned upon final Court approval, after appropriate notice, of the settlement in In re InfoSonics Securities Litigation. The eventual Stipulation of Settlement between the Parties herein shall explicitly provide that in the event that the In re InfoSonics Securities Litigation memorandum of understanding and/or stipulation of settlement fails to achieve final approval and/or the judgment fails to become final after the expiration of any appeals period or after being affirmed on appeal, or fails for any other reason, Defendants have the option of voiding this MOU and/or the Stipulation of Settlement in this Action. In such event, the MOU/Stipulation of Settlement shall be null and void, Lead Counsel shall jointly and severally be responsible for refunding the Settlement Fee to InfoSonics and/or AIG, respectively, to the extent each funded the Settlement Fee, together with interest at the legal rate, no later than twenty (20) business days after notice by InfoSonics that it is exercising its option of voiding the MOU/Stipulation of Settlement in this Action. This provision shall survive any other failure of the MOU/Stipulation of Settlement, and may be specifically enforced by the Court.

7.   Defendants deny any liability or responsibility for the claims made in the Action and make no admission of any wrongdoing. This MOU and all negotiations, discussions and proceedings in connection with this MOU shall not constitute any evidence or be an admission by any of the Defendants that any acts or wrongdoing have been committed and shall not be deemed to create any inference that there is any liability on the part of any of the Defendants. This MOU and all negotiations, discussions and proceedings in connection with this MOU, shall not be offered or received in evidence or used for any other purpose in this or any other proceeding in any court, administrative agency, arbitration forum, or other tribunal other than as may be necessary to enforce the terms of the MOU. The Stipulation of Settlement and the Final Judgment shall provide that Defendants deny all liability and make no admission of any wrongdoing.

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CONFIDENTIAL AND WITHOUT PREJUDICE
FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO FED. R. OF EVIDENCE. 408

8.  The final order and judgment shall contain a provision providing for the dismissal of the Action with prejudice and without costs, except as otherwise provided in the Stipulation of Settlement.

9.  This MOU shall be binding upon the Parties, and inure to the benefit of the successors, assigns, executors, administrators, heirs, insurers, and legal representatives of the Parties hereto, provided, however, that no assignment by any party shall operate to relieve such party of its obligations hereunder. This MOU shall also inure to the benefit of the parties to In Re InfoSonics Securities Litigation.

10.  This MOU shall be governed by the laws of the State of California, without regard to its conflict of law rules.

11.  This MOU may be signed in counterparts and transmitted by facsimile or other electronic means.

Dated: August 6, 2008	Dated: August 6, 2008
JOHNSON BOTTINI, LLP	LATHAM & WATKINS LLP
FRANK A. BOTTINI	PETER H. BENZIAN
KIMBERLY AROUH HICKS

/s/ Frank A. Bottini	/s/ Kimberly Arouh Hicks
Counsel for Plaintiffs	Counsel for InfoSonics Corporation,
Joseph Ram, Jeffrey A. Klausner,
Joseph C. Murgo, Robert S. Picow,
Kirk A. Waldron, Randall P. Marx and
Abraham G. Rosler

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